Exhibit 10.18

POSTPONEMENT AGREEMENT

This POSTPONEMENT AGREEMENT, dated as of July 19, 2005 (this “Agreement”), by and among DYNAMIC HEALTH PRODUCTS, INC., a Florida corporation (the “Company”) and LAURUS MASTER FUND, LTD., a Cayman Islands company (“Laurus”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in that certain Securities Purchase Agreement, dated as of September 30, 2004, by and between the Company and Laurus (as amended, modified or supplemented from time to time, the “Securities Purchase Agreement”).

Reference is made to that certain Registration Rights Agreement, dated as of March 29, 2005, by and between the Company and Laurus (as amended, modified or supplemented from time to time, the “Registration Rights Agreement”);

WHEREAS, Laurus has agreed to postpone the Company’s obligation to make certain amortization payments and, in consideration therefore, the receipt of which is hereby acknowledged, the Company has agreed to issue to Laurus 275,000 shares of the Common Stock of the Company (the “New Shares”);

NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Company and Laurus agree as follows:

1. The Company and Laurus hereby agree that the principal portion of the Monthly Amount (as defined in the Note) that is due on the first business day of each of August 2005, September 2005, October 2005, November 2005, December 2005, January 2006, February 2006 and March 2006 (collectively, the “Postponed Principal”) shall not be required to be paid on such dates and shall instead be required to be paid on the first business day of each of February 2007, March 2007, April 2007, May 2007, June 2007, July 2007, August 2007 and September 2007, respectively, in each case, in addition to the Monthly Amount that is otherwise due on such dates. For example, the principal portion of the Monthly Amount that is due on the first business day of August 2005 (prior to giving effect to this Agreement) shall not be due on such day but instead shall be due and payable on the first business day of February 2007, the principal portion of the Monthly Amount that is due on the first business day of September 2005 (prior to giving effect to this Agreement) shall not be due on such day but instead shall be due and payable on the first business day of March 2007, and so on.

2. Immediately following the execution and delivery of this Agreement by each of the Company and Laurus, the Company hereby agrees to issue to Laurus the New Shares.

3. Section 1 of the Registration Rights Agreement is hereby amended by deleting the definitions of “Effectiveness Date”, “Filing Date” and “Registrable Securities” in their entirety and inserting the following new definitions in lieu thereof:

“Effectiveness Date” means (i) with respect to the initial Registration Statement required to be filed hereunder, September 19, 2005, and (ii) with respect to each additional Registration Statement required to be filed hereunder, a date no later than thirty (30) days following the applicable Filing Date.

“Filing Date” means, with respect to (i) the initial Registration Statement required to be filed hereunder, which shall include the New Shares, a date no later than August 19, 2005, and (ii) with respect to each $1,000,000 tranche of Loans evidenced by a Minimum Borrowing Note funded after the date hereof, the date which is thirty (30) days after such funding of such additional $1,000,000 of Loans evidenced by a Minimum Borrowing Note, (iii) with respect to shares of Common Stock issuable to the Holder as a result of adjustments to the Fixed Conversion Price or Exercise Price made pursuant to the Note or Section 4, the Warrant or otherwise, thirty (30) days after the occurrence of such event or the date of the adjustment of the Fixed Conversion Price or Exercise Price and (iv) with respect to any Warrant issued after the date hereof, the date which is thirty (30) days after the issuance of such Warrant.

“Registrable Securities” means (i) the shares of Common Stock issued upon the conversion of the Note and issuable upon exercise of the Warrants and (ii) any shares of Common Stock issued directly to the Purchaser (including, without limitation, the “New Shares” referred to in clause (i) of the definition of “Filing Date” set forth above in this Agreement).

4. This Agreement shall be effective as of the date hereof following (i) the execution of same by each of the Company and Laurus and (ii) the issuance by the Company to Laurus of the New Shares, and the receipt by Laurus of the stock certificates evidencing the New Shares.

5. There are no other amendments or modifications to the Securities Purchase Agreement or the Related Agreements referred to in the Securities Purchase Agreement and all of the other forms, terms and provisions of such documents remain in full force and effect.

6. The Company hereby represents and warrants to Laurus that as of the date hereof all representations, warranties and covenants made by Company in connection with the Securities Purchase Agreement and the Related Agreements referred to in the Securities Purchase Agreement are true correct and complete in all material respects and all of Company’s covenant requirements set forth in such documents have been met.

7. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and permitted assigns. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

IN WITNESS WHEREOF, each of the Company and Laurus has caused this Agreement signed in its name effective as of this 19th day of July 2005.

DYNAMIC HEALTH PRODUCTS, INC.

By:	/s/ MANDEEP K. TANEJA
Name:	Mandeep K. Taneja
Title:	Chief Executive Officer

LAURUS MASTER FUND, LTD.

By:	/s/ DAVID GRIN
Name:	David Grin
Title:	Director